                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                            CURRENT REPORT PURSUANT
                         TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 29, 1997

                           TRANSTEXAS GAS CORPORATION
            -------------------------------------------------------
            (Exact name of registrant as specified in its charter)


                                    DELAWARE
                ----------------------------------------------
                (State or other jurisdiction of incorporation)


          1-12204                                          76-0401023
------------------------                             --------------------
(Commission File Number)                               (I.R.S. Employer
                                                      Identification No.)


                1300 North Sam Houston Parkway East, Suite 310
                              Houston, Texas 77032
         ------------------------------------------------------------
         (Address of principal executive offices, including zip code)


                                 (281) 987-860O
             -----------------------------------------------------
             (Registrant's telephone number, including area code)

 ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.

          Not applicable.

 ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

          On May 29, 1997, the Company entered into a Stock Purchase Agreement with First Union Bank of Connecticut, as trustee under that certain trust agreement dated February 28, 1997 by and between First Intercontinental Leasing, L.P. and First Union Bank of Connecticut, pursuant to which the Company sold all of the issued and outstanding stock of its wholly owned subsidiary, TransTexas Transmission Corporation, a Delaware corporation ("TTC"). The negotiated purchase price of approximately $1.1 billion was paid in cash at closing. TTC's assets consisted primarily of certain oil and gas producing properties in Webb and Zapata Counties, Texas and pipeline gathering and transmission assets located in Duval, Jim Hogg, Jim Wells, Nueces, Webb and Zapata Counties, Texas. The purchase price is subject to adjustment for, among other things, the value of certain NGLs and stored hydrocarbons, the value of gas in TTC's pipeline, prepaid expenses relating to post-effective date operations, post-closing expenses relating to pre-closing operations, the value of oil and gas produced and sold between the effective date of the Stock Purchase Agreement and the closing date, property defects, and estimated costs associated with liabilities incurred before closing. Purchase price adjustments made at closing of the Lobo Sale are expected to be subject to a review, reconciliation and resolution process, which is expected to be completed within 105 days following the closing and which could increase the total consideration received by the Company.

 ITEM 3.  BANKRUPTCY OR RECEIVERSHIP.

          Not applicable.

 ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

          Not applicable.

 ITEM 5.  OTHER EVENTS.

          In connection with the sale of TTC described in Item 2. above, the Company solicited and obtained from the holders of its outstanding 11 1/2% Senior Secured Notes consents to certain waivers under and amendments to the Indenture governing such notes. The Company also solicited and obtained from the holders of its outstanding 13 1/4% Senior Subordinated Notes consents to certain waivers under the Indenture governing such notes.

 ITEM 6.  RESIGNATIONS OF REGISTRANT'S DIRECTORS.

          Not applicable.

 ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

          The following financial statements, pro forma financial information and exhibits are filed as a part of this report:

          (a) Financial Statements of Businesses Acquired:

              Not applicable.

          (b) Pro forma financial information:

              (1) Pro Forma Condensed Consolidated Balance Sheet dated January
                  31, 1997 (unaudited).

              (2) Pro Forma Condensed Consolidated Statement of Operations for
                  the Year Ended January 31, 1997 (unaudited).

          (c) Exhibits:

              4.1  - First Supplemental Indenture dated May 29, 1997 by and among the Company, TransTexas Transmission Corporation and Firstar Bank of Minnesota, N.A.

              10.1 - Stock Purchase Agreement dated as of May 29, 1997 by and between the Company and First Union Bank of Connecticut, as trustee.

 ITEM 8.  CHANGE IN FISCAL YEAR.

          Not applicable.

 ITEM 9.  SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S.

          Not applicable.

            PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

          The following unaudited pro forma condensed consolidated financial information of TransTexas Gas Corporation (the "Company") as of and for the year ended January 31, 1997, illustrates the effect, as described in Item 2 of this Report on Form 8-K, of the sale of the Company's wholly owned subsidiary, TransTexas Transmission Corporation ("Lobo Sale"). The unaudited pro forma condensed consolidated balance sheet has been prepared assuming that the Lobo Sale was consummated on January 31, 1997. The unaudited pro forma condensed consolidated statement of operations has been prepared assuming that the Lobo Sale was consummated on February 1, 1996.

          The unaudited pro forma adjustments and the resulting unaudited pro forma condensed consolidated financial information are based on the assumptions noted in the footnotes thereto. Accordingly, the unaudited pro forma adjustments and resulting unaudited pro forma condensed consolidated financial information may change. The unaudited pro forma condensed consolidated financial information does not purport to represent what the Company's financial position or results of operations would have been had the Lobo Sale actually occurred on the dates indicated or the financial position or results of operations for any future date or period.

          The unaudited pro forma condensed consolidated financial information and notes thereto should be read in conjunction with the Company's historical consolidated financial statements and the notes thereto as filed on Form 10-K.

                          TRANSTEXAS GAS CORPORATION

                PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                             AS OF JANUARY 31,1997
                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)



                                                          Historical     Adjustments        Pro Forma
                                                          -----------    -----------       -----------
                          ASSETS
Current assets:
      Cash and cash equivalents .......................   $    23,561    $ 1,073,420 (a)   $   980,586
                                                                            (116,395)(b)
      Cash restricted for interest ....................        46,000                           46,000
      Receivable from affiliates ......................         3,248                            3,248
      Accounts receivable .............................        78,660           --              78,660
      Inventories .....................................        12,481           --              12,481
      Other current assets ............................        24,984           --              24,984
                                                          -----------    -----------       -----------
               Total current assets ...................       188,934        957,025         1,145,959
Net property and equipment ............................       846,393       (446,810)(a)       399,583
Other assets ..........................................        17,825           --              17,825
Deferred tax asset ....................................          --           14,380 (c)        14,380
                                                          -----------    -----------       -----------
                                                          $ 1,053,152    $   524,595       $ 1,577,747
                                                          ===========    ===========       ===========

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities:
      Current maturities of long-term debt ............   $     5,787    $      --         $     5,787
      Accounts payable ................................        28,150           --              28,150
      Accrued liabilities .............................        83,411         (4,100)(b)        79,311
                                                          -----------    -----------       -----------
               Total current liabilities ..............       117,348         (4,100)          113,248
                                                          -----------    -----------       -----------
Long-term debt, less current maturities ...............         8,775         (2,000)(b)         6,775
Production payments ...................................        11,931        (11,931)(b)          --
Senior secured notes ..................................       800,000           --             800,000
Subordinated notes ....................................       101,092           --             101,092
Revolving credit agreement ............................        26,268           --              26,268
Deferred revenue ......................................        54,554        (54,554)(b)          --
Deferred income taxes .................................        31,367        (45,747)(c)          --
                                                                              14,380 (c)
Payable to affiliates .................................        19,621        262,200 (c)       126,821
                                                                            (155,000)(d)
Other liabilities .....................................        32,991           --              32,991
Stockholders' equity (deficit):
      Common stock ....................................           740           --                 740
      Paid-in capital (deficit) .......................      (123,524)       155,000 (d)        31,476
      Retained earnings ...............................        31,267        366,347 (e)       397,614
                                                          -----------    -----------       -----------
                                                              (91,517)       521,347           429,830
      Advances to affiliates ..........................       (59,278)          --             (59,278)
                                                          -----------    -----------       -----------
               Total stockholders' equity (deficit) ...      (150,795)       521,347           370,552
                                                          -----------    -----------       -----------
                                                          $ 1,053,152    $   524,595       $ 1,577,747
                                                          ===========    ===========       ===========

                          TRANSTEXAS GAS CORPORATION
       NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                             (dollars in thousands)



(a)  To record the Lobo Sale for a purchase price of $1,073.4 million:

              Cash proceeds..........................    $ 1,073,420
              Carrying value of stock sold...........       (446,810)
                                                         -----------
                   Pretax gain on Lobo Sale..........    $   626,610
                                                         ===========

          In addition, purchase price adjustments were made for, among other things, the value of certain NGLs and stored hydrocarbons, the value of gas in TTC's pipeline, prepaid expenses relating to post-effective date operations, post-closing expenses related to pre-closing operations, the value of oil and gas produced and sold between the effective date of the Stock Purchase Agreement and the closing date, property defects, and estimated costs associated with liabilities incurred before closing. Purchase price adjustments made at the closing of the Lobo Sale are expected to be subject to a review, reconciliation and resolution process, which is expected to be completed within 105 days following the closing and which could increase the total consideration received by the Company.


(b)  To record the application of a portion of the proceeds from (a) above:

              Lobo Sale production payment......................... $ 43,810
              Repayment of volumetric production payments
                (deferred revenues), dollar-denominated
                production payments and other debt
                attributable to the Lobo Sale .....................   72,585
                                                                    --------
                                                                    $116,395
                                                                    ========

(c) To record the income tax effect of the Lobo Sale and to reclassify $14.4 million of deferred taxes to deferred tax assets.

              Payable to TransAmerican pursuant to the Tax
                Allocation Agreement................................. $  262,200
              Deferred income taxes..................................    (45,747)
                                                                      ----------
                                                                      $  216,453
                                                                      ==========

(d) To record the assumption of $155 million of estimated net tax liability by TransAmerican in accordance with the Tax Allocation Agreement.

(e)  To record the effects on retained earnings as a result of (a) through (d).


               Pretax gain on Lobo Sale...................  $ 626,610
               Lobo Sale production repayment.............    (43,810)
               Federal income taxes.......................   (216,453)
                                                            ---------
                     Total effect on retained earnings....  $ 366,347
                                                            =========

                          TRANSTEXAS GAS CORPORATION

           PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                          YEAR ENDED JANUARY 31, 1997
                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)





                                                       Historical  Adjustments     Pro Forma
                                                       ----------  -----------     ---------
Revenues:
      Gas, condensate and natural gas liquids ......   $ 363,459    $(223,077)(a)  $ 140,382
      Transportation ...............................      34,423      (34,423)(a)       --
      Gain on the sale of assets ...................       7,856         --            7,856
      Other ........................................         609         --              609
                                                       ---------    ---------      ---------
              Total revenues .......................     406,347     (257,500)       148,847
                                                       ---------    ---------      ---------
Costs and expenses:
      Operating ....................................     114,453     (101,939)(a)     12,514
      Depreciation, depletion and amortization .....     132,453      (78,932)(a)     53,521
      General and administrative ...................      45,596         --           45,596
      Taxes other than income taxes ................      22,566      (12,818)(a)      9,748
      Litigation settlement ........................     (96,000)        --          (96,000)
                                                       ---------    ---------      ---------
              Total costs and expenses .............     219,068     (193,689)        25,379
                                                       ---------    ---------      ---------
              Operating income .....................     187,279      (63,811)       123,468
                                                       ---------    ---------      ---------

Other income (expenses):
      Interest income ..............................       5,544         --            5,544
      Interest expense, net ........................     (97,007)      (4,250)(b)   (101,257)
                                                       ---------    ---------      ---------
              Total other income (expense) .........     (91,463)      (4,250)       (95,713)
                                                       ---------    ---------      ---------
      Income before income taxes ...................      95,816      (68,061)        27,755
Income taxes .......................................      12,491       (2,777)(c)      9,714
                                                       ---------    ---------      ---------
              Net income ...........................   $  83,325    $ (65,284)     $  18,041
                                                       =========    =========      =========

                           TRANSTEXAS GAS CORPORATION

                   NOTES TO THE UNAUDITED PRO FORMA CONDENSED
                     CONSOLIDATED STATEMENT OF OPERATIONS
                             (dollars in thousands)


(a) To adjust revenues, operating expenses, depreciation, depletion and amortization and taxes other than income taxes as a result of the Lobo Sale.

(b)  To adjust interest expense as follows:

     Interest on estimated federal income tax liability included
       in payable to affiliate at an assumed rate of 9.0%........     $  6,750
     Historical interest expense on other debt...................       (2,500)
                                                                      --------
               Total adjustment to interest expense..............     $  4,250
                                                                      ========

(c) To adjust income tax expense for the effects of adjustments (a) and (b) above based on the federal statutory rate of 35%.

                                   SIGNATURES

               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                              TRANSTEXAS GAS CORPORATION

                              By /s/ ED DONAHUE
                                 --------------------------
                              Name:  Ed Donahue
                              Title: Vice President

Dated: June 13, 1997
      --------------

                                    EXHIBITS

Exhibit
 No.          Description                                                         Page
---------------------------------------------------------------------------------------
4.1           First Supplemental Indenture dated May 29, 1997 by and among the
              Company, TransTexas Transmission Corporation and Firstar Bank of
              Minnesota, N.A.

10.1 Stock Purchase Agreement dated as of May 29, 1997 by and between the Company and First Union Bank of Connecticut, as trustee.
